                                EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT

          As of December 31, 1998, the Registrant had the following subsidiaries:

          SUBSIDIARY                       STATE OF INCORPORATION
          ----------                       ----------------------
     Valley Ridge Bank                            Michigan

     Valley Ridge Realty, Inc.<F*>                Michigan

     Valley Ridge Financial Services, Inc.<F*>    Michigan

     West Shore Computer Services, Inc.<F**>      Michigan

     Valley Ridge Investments, Inc.<F*>           Michigan

<F*> Wholly-owned subsidiaries of Valley Ridge Bank

<F**>Valley Ridge Bank owns a twenty percent (20%) interest in West Shore
     Computer Services, Inc.